UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2019

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PKG	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2019, Pamela A. Barnes was elected as Packaging Corporation of America’s (“PCA”) Senior Vice President, Finance, and Controller. In such position, Ms. Barnes will serve as PCA’s principal accounting officer. Robert P. Mundy, PCA’s Executive Vice President and Chief Financial Officer previously served as PCA’s principal accounting officer and continues to serve as PCA’s principal financial officer. Ms. Barnes, age 54, has been employed by PCA since 1992 and has served as a Vice President in PCA’s financial organization since 2012 and has served as treasurer since 1999.

Ms. Barnes is not a party to any arrangement or understanding regarding her selection as an officer and she has no family relationships with any director, executive officer or person nominated or chosen by PCA to become a director or executive officer of the Company. Ms. Barnes is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Barnes has not entered into any material plan, contract, arrangement or amendment in connection with her appointment as principal accounting officer. She will receive salary, annual incentive awards and long-term incentive awards, and will participate in other compensation and benefit programs, at levels consistent with her position and scope of responsibility. PCA’s compensation and benefit plans are more fully described in the “Compensation Discussion and Analysis” section of the Company’s proxy statement relating to the 2019 Annual Meeting of Stockholders filed with the SEC on March 22, 2019.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 7, 2019, Packaging Corporation of America held its 2019 Annual Meeting of Stockholders, at which the following proposals were voted upon and approved by PCA’s stockholders:

(a)

Election of Directors. Each of the following nominees for directors was elected to serve through the 2020 Annual Meeting of Stockholders. Votes for, votes against, abstentions and broker non-votes, by nominee, were as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
Cheryl K. Beebe	77,011,315	1,175,172	36,969	6,171,286
Duane C. Farrington	77,921,225	255,079	47,152	6,171,286
Hasan Jameel	76,874,331	1,302,317	46,808	6,171,286
Mark W. Kowlzan	74,866,725	3,082,137	274,594	6,171,286
Robert C. Lyons	77,916,409	259,535	47,512	6,171,286
Thomas P. Maurer	77,905,404	270,420	47,632	6,171,286
Samuel M. Mencoff	74,506,852	3,669,016	47,588	6,171,286
Roger B. Porter	72,381,018	5,307,295	535,143	6,171,286
Thomas S. Souleles	76,816,231	1,358,726	48,499	6,171,286
Paul T. Stecko	76,805,220	1,369,992	48,244	6,171,286
James D. Woodrum	76,530,682	1,645,037	47,737	6,171,286

(b)

The stockholders ratified the audit committee’s appointment of KPMG LLP as the independent registered public accounting firm to serve as PCA’s auditors for the year ending December 31, 2019. The voting results were as follows: 84,256,411 votes for; 71,743 votes against; and 66,588 abstentions.

(c)

The stockholders approved our executive compensation on a non-binding advisory basis. The voting results were as follows: 75,786,861 votes for; 2,241,564 votes against; 195,031 abstentions; and 6,171,286 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

By:	/s/ Kent A. Pflederer
Senior Vice President, General Counsel & Secretary

Date: May 10, 2019